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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Pyramid Breweries Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-16311, 333-57128, 333-91290, 333-117574, and 333-121182) on Form S-8
of Pyramid Breweries Inc. of our report dated January 23, 2004, with respect to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2003, which report appears in the December 31, 2005 Annual Report on Form 10-K of Pyramid Breweries Inc.

/s/ KPMG LLP
Seattle, Washington
March 28, 2006